Exhibit 4.10
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           UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION,
           THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE
           SECURITIES NOR ANY SECURITIES INTO WHICH THEY MAY BE
           CONVERTED BEFORE SEPTEMBER 30, 2005.

                                                                  USD$175,000
                                                                      -------


                     DYNAMOTIVE ENERGY SYSTEMS CORPORATION
                         DEMAND secured CONVERTIBLE NOTE

THIS NOTE is one of a duly authorized issue of Notes of DYNAMOTIVE ENERGY SYSTEMS CORPORATION, a corporation duly organized and existing under the laws of the Province of British Columbia (the "Corporation")which are designated as its Convertible Secured Notes in an aggregate principal amount not exceeding USD$2,000,000.

FOR VALUE RECEIVED, the Corporation promises to pay to Paul Hughes, the registered holder hereof (the "Holder"), the principal sum of one hundred seventy five thousand Dollars ($175,000 USD) together with interest thereon within 10 days of demand made on or after May 31, 2006 (such tenth day being the "Maturity Date"). The principal so payable will be paid on the Maturity Date to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Corporation regarding registration and transfers of the Notes (the "Note Register") on the tenth day after the Maturity Date. The principal of this Note is payable in currency of the U.S. as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Corporation as designated in writing by the Holder from time to time. The Corporation will pay the principal upon this Note on the Maturity Date, less any amounts required by law to be deducted for withholding taxes, to the registered holder of this Note as of the tenth day prior to the Maturity Date and addressed to such holder at the last address appearing on the Note Register. The forwarding of such cheque shall constitute a payment and shall satisfy and discharge the liability for the principal on this Note to the extent of the sum represented by such cheque plus any amounts so deducted unless such cheque is not paid at par.

This Note shall bear interest at the rate of 10% per annum from the date of advance of funds until repayment in full. The Corporation shall pay the Holder's costs of collection and enforcement if this note is dishonoured. Interest shall be paid at the time the principal on the Maturity date.

This Note is subject to the additional terms and conditions in paragraphs 1 to 12 attached hereto and forming a part hereof.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by an officer hereunto duly authorized.

                                        DYNAMOTIVE ENERGY SYSTEMS CORPORATION



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                                                Per: "ROBERT ANDREW KINGSTON"
Dated:  May 31, 2005.


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                                    3

1.   The Notes are issuable in denominations of Ten Thousand Dollars ($10,000
USD) and integral multiples thereof. The Notes are exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration of transfer or exchange.

2. Notwithstanding that the Maturity Date has not occurred, the Holder shall be entitled to demand earlier repayment of this Note at the time and to the extent the Corporation receives contribution funds from the Government of Canada under its Technology Partnerships Canada ("TPC") program agreement with the Corporation. The Holder shall be entitled to priority in such TPC receivable The Holder shall be kept apprised of the status of the contribution application and the related such receivable which the Corporation covenants it shall direct TPC to send to its Canadian legal counsel, Lang Michener LLP, 1500 1055 West Georgia Street, Vancouver, BC, Canada, V6E 4N7 attn B. Zinkhofer (604 691 7483; bzinkhof@lmls.com) to be held by said counsel for the Holder(s) of the Note(s). The Holder shall be entitled to notice of the receipt of the contribution funding and may thereafter elect with 10 days to have the amount paid to it as repayment hereunder failing which the funds shall be paid over to the Corporation.

3. This Note has been issued subject to investment representations of the original purchaser hereof. Prior to due presentment for transfer of this Note, the Corporation and any agent of the Corporation may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation nor any such agent shall be affected by notice to the contrary.

4. The Holder of this Note is entitled, at its option, at any time, until repayment hereof to convert the principal and interest amount of this Note or any portion of the principal amount hereof which is at least Ten Thousand Dollars ($10,000 USD) or, if at the time of such election to convert the aggregate principal amount of all Notes registered to the Holder is less than Ten Thousand Dollars ($10,000 USD), then the whole amount thereof, into Common Shares of the Corporation at the Conversion Price ("Conversion Price") which is USD$0.40 for each Common Share.

5. The "Conversion Price" was established using a 15% discount to the "Market Price" which is defined as the weighted average closing price of the Common Shares during the 5 day period prior to advancement of funds under this Note (subject to a floor of $0.40) on the over the counter market, NASD OTC BB. The Market Price was determined by multiplying each daily published closing trade price for such 5 days by the number of Common Shares traded on each day during such 5 consecutive trading days and summing such products and dividing the resultant sum by the aggregate of the daily volumes in that period .

6. In addition to the Common Shares issuable on conversion hereof, the Corporation will also allot and issue 0.50 of a three-year share purchase warrant (the "Warrants") per Common Share issued as a result of any conversion hereunder exercisable at any time and from time to time prior to the Maturity Date or expiry of the warrants at a price which is 105% of the Market Price. The Warrant will be in the Corporation's usual form of non-transferable Warrant.

7. A conversion may be in whole or in part and from time to time, subject to the limits herein, and shall be effectuated by surrendering the Notes to be converted to the Corporation at 230, 1700 West 75th Avenue, Vancouver, British Columbia, V6P 6G2, Canada, facsimile (604) 267-6039 with the form of conversion notice attached hereto as Exhibit "A", executed by the Holder of this Note evidencing such Holder's intention to convert this Note or a specified portion (as above provided) hereof, and accompanied, if such shares are to be issued in a name other than Holder, by proper assignment hereof in blank. No fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Note, with the conversion notice duly executed, to the Company, or, if earlier, the date set forth in such notice of conversion if this Note is received by the Corporation within two business days' thereafter. Unless there has occurred an Event of Default or a demand for repayment in cash, any Note outstanding on the Maturity Date shall be, at the Corporation's election, converted into Shares at the conversion price which would be in effect if the notice of conversion were given on the Maturity Date.


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8.   No provision of this Note shall alter or impair the obligation of the
Company, which is absolute and unconditional, to prepay the principal of this Note at any time, and at the place and rate, herein prescribed, on 5 business days notice sent to the Holder by prepaid registered mail. This Note and all other Notes now or hereafter issued of similar terms are direct obligations of the Company. This Note ranks equally and rateably with all other Notes now or hereafter issued under the terms set forth herein.

9. Upon the occurrence of an Event of Default that has occurred and is continuing the principal sum may be immediately demanded to be due. Each of the following shall constitute an Event of Default:

   (a) if a proceeding or case shall be commenced against the Corporation in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, termination or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, examiner, liquidator or the like of the Corporation or all or any substantial part of its property, or (iii) similar relief in respect of the Corporation under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 or more days, or an order for relief against the Corporation shall be entered in an involuntary case under the Companies Creditors Arrangement Act (Canada) or the Bankruptcy and Insolvency Act (Canada);
   (b) if the Corporation shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, examiner, liquidator or the like of itself or of all or any substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Companies Creditors Arrangement Act (Canada) or the Bankruptcy and Insolvency Act, or (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, termination, winding-up or composition or readjustment of debts;
   (c) if the Corporation shall cease to carry on the ordinary course of its business or a substantial part thereof; and
   (d) if the Corporation shall purport to redirect its TPC contribution entitlements to any person other than the Holder as contemplated above.

10. No recourse shall be had for the payment of the principal of this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Corporation or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.


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11.  The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of applicable law relating to the sale of securities. The Holder of this Note acknowledges that any Common Shares acquired on the conversion hereof will bear a restrictive legend if the Holder is, or appears to be, a US Person. Whether or not the Holder is a US Person the Holder acknowledges that the Common Shares issued on conversion of the Notes will be restricted under Canadian and US securities laws.

12. This Note is secured by the additional rights and charges provided to Holders of the Notes in the Security Agreement executed by the Company contemporaneously with the making of this Note a copy of which Security Agreement is available on request of the Company.

13. This Note shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

                                    EXHIBIT A

                               NOTICE OF CONVERSION

                    (To be executed by the Registered Holder
                           in order to Convert the Note)

      The undersigned hereby irrevocably elects to convert the above Note No. _____ or $_____________ of such Note into Common Shares and Warrants of DynaMotive Energy Systems Corporation according to the conditions hereof, as of the date written below.


                                             --------------------------------
                                             Date of Conversion


                                             --------------------------------
                                             Signature
                                             The Securities are to registered
                                             and delivered as follows:


                                             --------------------------------
                                             Name


                                             --------------------------------
                                             Address


                                             --------------------------------
                                             Address

This original Note and Notice of Conversion should be received by the Corporation by the third business day following the Date of Conversion and the Corporation will continue to hold the Common Shares and Warrants for the Holder until the original is received.


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